                                                                    Exhibit 3(a)

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                              TXU ELECTRIC COMPANY

Pursuant to the provisions of Articles 4.04 and 10.03 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Restated Articles of Incorporation to be effective as set forth herein.

                                   ARTICLE ONE

The name of the corporation is TXU Electric Company (the "Corporation").

                                   ARTICLE TWO

The following amendment to the Restated Articles of Incorporation of the Corporation was adopted by the sole shareholder of the Corporation on November 12, 2001. The Restated Articles of Incorporation are amended to change the name of the Corporation.

The amendment alters or changes Article I of the Restated Articles of Incorporation and the full text of each provision of Article I is amended to read as follows:

                                   "ARTICLE I.

            The name of the Corporation is TXU US Holdings Company."

                                  ARTICLE THREE

The number of shares of the Corporation outstanding at the time of such adoption was 58,802,600; and the number of shares entitled to vote thereon was 58,802,600.

                                  ARTICLE FOUR

The approval of the Articles of Amendment was duly authorized by all action required by the laws under which TXU Electric Company is incorporated and by its constituent documents. The number of outstanding shares of each class or series of stock of TXU Electric Company entitled to vote, with other shares or as a class, on the Articles of Amendment are as follows:

     Number of Shares           Class or Series            Number of Shares
     Outstanding                                           Entitled to Vote as a
                                                           Class or Series

     58,802,600                 Common                     N/A

                                  ARTICLE FIVE

The number of shares, not entitled to vote only as a class, voted for and against the Articles of Amendment, respectively, and, if the shares of any class or series are entitled to vote as a class, the number of shares of each such class or series voted for and against the Articles of Amendment, are as follows:

Total Voted      Total Voted    Class or Series     Number of Shares Entitled to
For              Against                            Vote as Class or Series

                                                    Voted For      Voted Against

58,802,600       0              Common              N/A            N/A

                                   ARTICLE SIX

These Articles of Amendment do not necessitate an exchange, reclassification or cancellation of issued shares.

                                  ARTICLE SEVEN

These Articles of Amendment do not effect a change in stated capital.

                                  ARTICLE EIGHT

These Articles of Amendment shall be effective on January 1, 2002, at 12:15 A.M. Central Standard Time in accordance with the provisions of Article 10.03 of the Texas Business Corporation Act.

                                            TXU ELECTRIC COMPANY


                                            By: /s/ John F. Stephens, Jr.
                                               --------------------------
                                               John F. Stephens, Jr.
                                               An Authorized Officer

                                       2